Exhibit 99.1

Potbelly Corporation Reports Results for Second Fiscal Quarter 2025

Second quarter system-wide sales growth of 6.7% including 3.2% company-operated same-store sales growth and positive traffic growth

Eight shop openings and 54 additional franchise shop commitments in the second quarter

Raises full-year guidance and introduces 3Q'25 guidance including positive same-store sales of 3.25%-4.25%

Chicago, IL. August 6, 2025 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for its second fiscal quarter ended June 29, 2025.

Key highlights for the quarter ended June 29, 2025, compared to the quarter ended June 30, 2024:

•Average Weekly Sales (AWS) increased 3.6% to $27,040 compared to $26,110.

•Company-operated same-store sales in the second quarter increased 3.2%.

•Total revenues increased by 3.4% to $123.7 million compared to $119.7 million.

•GAAP net income attributable to Potbelly Corporation was $2.5 million compared to $34.7 million. GAAP diluted earnings per share (EPS) was $0.08 compared to $1.13. Prior year GAAP net income and EPS included a $31.3 million income tax benefit for the release of a tax valuation allowance.

•Adjusted net income1 attributable to Potbelly Corporation was $2.9 million compared to $2.5 million. Adjusted diluted EPS1 was $0.09 compared to $0.08.

•Adjusted EBITDA1 increased 13.0% to $9.6 million compared to $8.5 million.

(1)    Adjusted net income, adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables below. For a discussion of why we consider them useful, see “Non-GAAP Financial Measures” below.

Bob Wright, President and Chief Executive Officer of the Company, commented, “We are thrilled with our strong second quarter performance. From continued top-line momentum that includes positive traffic and new unit growth for the quarter that was ahead of our expectations, to year-over-year shop-level margin expansion and adjusted EBITDA near the high-end of our quarterly guidance range, our results truly reflect the growth engine we’ve been building over the past five years by leveraging our Five-Pillar Operating Strategy. As we look ahead, our focus remains on actions that will continue to drive accelerated growth through menu innovation, investments in our consumer-facing digital assets, growing and modernizing our shop footprint, and exercising prudent cost controls to achieve balanced growth while pushing incremental flow-through to our corporate earnings. The future is bright for Potbelly and we believe we are well positioned to capitalize on the immense opportunity ahead of us.”

Financial Outlook

The company introduces 3Q’25 and raises 2025 full year guidance below:

3Q’25 Guidance
Same Store Sales % Growth	3.25% to 4.25%
Adjusted EBITDA	$9.0M to $10.0M

2025 Guidance
Same Store Sales % Growth	2.0% to 3.0%
New Unit Growth	At least 38 shops
Adjusted EBITDA	$34M to $35M

Development Update

During the second quarter, eight new Potbelly shops were opened.

In addition, during the second quarter, the Company signed 54 new franchise shop commitments, bringing the total number of open and committed shop count to 816 as of June 29, 2025.

Share Repurchase Program

During the second quarter, the Company repurchased approximately 113,000 shares of its common stock for a total of approximately $1.0 million. As of June 29, 2025, the Company had $16.5 million available under its three-year share repurchase program authorized on May 7, 2024.

The Company may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including using trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of common stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-844-676-5533 in the U.S. & Canada, or 1-412-634-6942 internationally.

For those unable to participate, an audio replay will be available following the call through Wednesday, August 13, 2025. To access the replay, please call 844-512-2921 (U.S. & Canada), or 412-317-6671 (International) and enter confirmation code 10200391. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 440 shops in the United States including more than 90 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Company-operated sandwich shop sales, net consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.

•Company-operated same-store sales or same-store traffic – an operating measure that represents the change in year-over-year sales or entrée counts for the comparable company-operated store base open for 15 months or longer. In fiscal years that include a 53rd week, the last week of the fourth quarter and fiscal year is excluded from the year-over-year comparisons so that the time periods are consistent. In fiscal years that follow a 53-week year, the current period sales are compared to the trailing 52-week sales to compare against the most closely comparable weeks from the prior calendar year.

•Average Weekly Sales (AWS) – an operating measure that represents the average weekly sales of all company-operated shops which reported sales during the associated time period.

•Average Unit Volume (AUV) – an operating measure that represents the average annual sales of all company-operated shops which reported sales during the associated time period.

•System-wide sales – an operating measure that represents the sum of sales generated by company-operated shops and sales generated by franchised shops, net of all promotional allowances, discounts, and employee meals. Net sales from franchised shops are not included in total revenues. Rather, revenues are limited to the royalties, fees and other income collected from franchisees.

•EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – a non-GAAP measure that represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – a non-GAAP measure that represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – a non-GAAP measure that represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – a non-GAAP measure that represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

•Shop commitments – an operating measure that represents the number of company and franchise shops that are committed to be developed. For franchise shops, a shop development area agreement (SDAA) or standalone franchise agreement represents a commitment. For company shops, a commitment is made through a good faith combination of business decision-making and capital allocation needed to develop and operate a new shop location.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors. Management believes these adjustments provide better comparability of results to the prior period.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.” Because the Company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the Company's reported earnings in future periods, the Company is not providing a reconciliation for the 3Q’25 or the full year 2025 guidance.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to (i) future financial position and results of operations, (ii) our ability to drive accelerated growth, (iii) our future profitability, (iv) 3Q’25 and full year 2025 outlook and guidance and (v) our long-term growth objectives and growth opportunities.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to competition; the effectiveness of our marketing strategies; general economic conditions; labor; demographic trends; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; our shift to a more franchised business model; changes in commodity, energy and other costs; compliance with covenants in our credit facility; changes in consumer preferences; our ability to attract and retain qualified management and employees; the success of independent franchisees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to expand into new markets; our ability to manage our growth; our ability to grow our digital business; reputational and brand issues; security breaches; the price and availability of commodities; failure of our marketing efforts; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jeff Priester
ICR
investor@potbelly.com

Media Contact:
ICR
PotbellyPR@icrinc.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended				For the Year to Date Ended
	Jun 29, 2025	% of Revenues	Jun 30, 2024	% of Revenues	Jun 29, 2025	% of Revenues	Jun 30, 2024	% of Revenues
Revenues
Sandwich shop sales, net	$118,396	95.7%	$115,536	96.5%	$227,398	95.8%	$223,113	96.6%
Franchise royalties, fees and rent income	5,313	4.3	4,161	3.5	9,992	4.2	7,737	3.4
Total revenues	123,709	100.0	119,697	100.0	237,390	100.0	230,850	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	31,110	26.3	31,306	27.1	59,561	26.2	60,576	27.2
Labor and related expenses	33,210	28.0	32,313	28.0	66,307	29.2	64,566	28.9
Occupancy expenses	12,522	10.6	12,543	10.9	24,549	10.8	24,257	10.9
Other operating expenses	21,808	18.4	21,264	18.4	42,299	18.6	41,093	18.4

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	3,375	2.7	3,001	2.5	6,473	2.7	5,538	2.4
General and administrative expenses	13,362	10.8	11,866	9.9	25,734	10.8	23,413	10.1
Depreciation expense	3,928	3.2	3,016	2.5	7,649	3.2	6,027	2.6
Pre-opening costs	152	0.1	96	NM	264	0.1	96	NM
Loss on Franchise Growth Acceleration Initiative activities	60	NM	28	NM	95	NM	161	NM
Impairment, loss on disposal of property and equipment and shop closures	480	0.4	145	0.1	507	0.2	886	0.4
Total operating expenses	120,007	97.0	115,578	96.6	233,438	98.3	226,613	98.2
Income from operations	3,702	3.0	4,119	3.4	3,952	1.7	4,237	1.8

Interest expense, net	123	0.1	181	0.2	290	0.1	545	0.2
Loss on extinguishment of debt	—	NM	—	NM	—	—	2,376	NM
Income before income taxes	3,579	2.9	3,938	3.3	3,662	1.6	1,316	0.6
Income tax expense (benefit)	665	0.5	(30,982)	(25.9)	663	0.3	(30,931)	(13.0)
Net income	2,914	2.4	34,920	29.2	2,999	1.3	32,247	14.0
Net income attributable to non-controlling interest	426	0.3	208	0.1	573	0.2	302	0.1
Net income attributable to Potbelly Corporation	$2,488	2.1%	$34,712	29.0%	$2,426	1.1%	$31,945	13.9%

Net income per common share attributable to common stockholders:
Basic	$0.08		$1.16		$0.08		$1.07
Diluted	$0.08		$1.13		$0.08		$1.04
Weighted average shares outstanding:
Basic	30,192		29,926		30,041		29,903
Diluted	30,811		30,714		30,785		30,842
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Consolidated Balance Sheets – Unaudited
(amounts in thousands, except par value data)

	Jun 29, 2025	Dec 29, 2024
Assets
Current assets
Cash and cash equivalents	$16,187	$11,663
Accounts receivable, net of allowances of $40 and $22 as of June 29, 2025 and December 29, 2024, respectively	10,127	9,765
Inventories	3,697	3,744
Prepaid expenses and other current assets	6,983	7,882
Assets classified as held-for-sale	—	147
Total current assets	36,994	33,201

Property and equipment, net	54,391	50,533
Right-of-use assets for operating leases	127,204	133,207
Indefinite-lived intangible assets	3,404	3,404
Goodwill	2,049	2,049
Restricted cash	815	815
Deferred tax assets	33,816	33,816
Deferred expenses, net and other assets	6,568	6,121
Total assets	$265,241	$263,146

Liabilities and equity
Current liabilities
Accounts payable	$9,870	$9,552
Accrued expenses	37,361	32,872
Short-term operating lease liabilities	26,161	22,809
Total current liabilities	73,392	65,233

Long-term debt, net of current portion	—	4,000
Long-term operating lease liabilities	121,508	127,929
Other long-term liabilities	9,244	8,036
Total liabilities	204,144	205,198

Equity
Common stock, $0.01 par value—authorized 200,000 shares; outstanding 30,256 and 29,893 shares as of June 29, 2025 and December 29, 2024, respectively	406	398
Warrants	1,437	1,745
Additional paid-in-capital	474,606	470,085
Treasury stock, held at cost, 10,836 and 10,445 shares as of June 29, 2025, and December 29, 2024, respectively	(124,017)	(120,338)
Accumulated deficit	(291,077)	(293,503)
Total stockholders’ equity	61,355	58,387
Non-controlling interest	(258)	(439)
Total equity	61,097	57,948

Total liabilities and equity	$265,241	$263,146

Potbelly Corporation
Consolidated Statements of Cash Flows – Unaudited
(amounts in thousands)

	For the Year to Date Ended
	Jun 29, 2025	Jun 30, 2024
Cash flows from operating activities:
Net income	$2,999	$32,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	7,649	6,027
Noncash lease expense	11,735	12,568
Deferred income tax	—	(31,251)
Stock-based compensation expense	3,375	3,192
Asset impairment, loss on disposal of property and equipment and shop closures	724	463
Loss on Franchise Growth Acceleration Initiative activities	95	162
Loss on extinguishment of debt	—	2,376
Other operating activities	104	130
Changes in operating assets and liabilities:
Accounts receivable, net	(363)	(1,035)
Inventories	52	169
Prepaid expenses and other assets	1,010	(900)
Accounts payable	(280)	(522)
Operating lease liabilities	(9,022)	(14,540)
Accrued expenses and other liabilities	4,288	(5,236)
Net cash provided by operating activities:	22,366	3,850

Cash flows from investing activities:
Purchases of property and equipment	(10,823)	(8,687)
Proceeds from sale of refranchised shops and other assets	—	227
Other investing activities	68	—
Net cash used in investing activities:	(10,755)	(8,460)

Cash flows from financing activities:
Borrowings under Revolving Facility	3,000	7,000
Repayments under Revolving Facility	(7,000)	(3,000)
Repayments under Term Loan	—	(22,827)
Payment of debt issuance costs	—	(623)
Proceeds from exercise of warrants	848	1,309
Employee taxes on certain stock-based payment arrangements	(1,425)	(1,710)
Distributions to non-controlling interest	(393)	(302)
Treasury Stock repurchase	(2,117)	(703)
Net cash used in financing activities:	(7,087)	(20,856)

Net change in cash and cash equivalents and restricted cash	4,524	(25,466)
Cash and cash equivalents and restricted cash at beginning of period	12,478	34,537
Cash and cash equivalents and restricted cash at end of period	$17,002	$9,071

Supplemental cash flow information:
Income taxes paid	$276	$553
Interest paid	$209	$493

Supplemental non-cash investing and financing activities:
Unpaid liability for purchases of property and equipment	$2,224	$803
Unpaid liability for employee taxes on certain stock-based payment arrangements	$137	$424

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	Jun 29, 2025	Jun 30, 2024	Jun 29, 2025	Jun 30, 2024
Net income attributable to Potbelly Corporation, as reported	$2,488	$34,712	$2,426	$31,945
Impairment, loss on disposal of property and equipment and shop closures(1)	480	145	507	886
Loss on extinguishment of debt(2)	—	—	—	2,376
Loss on Franchise Growth Acceleration Initiative activities(3)	60	28	95	161
Legal settlements(4)	61	—	149	—
Total adjustments before income tax	601	173	751	3,423
Income tax adjustments(5)	(166)	(32,361)	(211)	(32,615)
Total adjustments after income tax	435	(32,188)	540	(29,192)
Adjusted net income attributable to Potbelly Corporation	$2,923	$2,524	$2,966	$2,753

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.10	$0.08	$0.10	$0.09
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.09	$0.08	$0.10	$0.09

Shares used in computing adjusted net income attributable to Potbelly Corporation per share:
Basic	30,192	29,926	30,041	29,903
Diluted	30,811	30,714	30,785	30,842

	For the Quarter Ended		For the Year to Date Ended
	Jun 29, 2025	Jun 30, 2024	Jun 29, 2025	Jun 30, 2024
Net income attributable to Potbelly Corporation, as reported	$2,488	$34,712	$2,426	$31,945
Depreciation expense	3,928	3,016	7,649	6,027
Interest expense, net	123	181	290	545
Income tax expense (benefit)	665	(30,982)	663	(30,931)
EBITDA	$7,204	$6,927	$11,028	$7,586
Impairment, loss on disposal of property and equipment and shop closures(1)	480	145	507	886
Stock-based compensation expense	1,827	1,421	3,375	3,192
Loss on extinguishment of debt(2)	—	—	—	2,376
Loss on Franchise Growth Acceleration Initiative activities(3)	60	28	95	161
Legal settlements(4)	61	—	149	—
Adjusted EBITDA	$9,632	$8,521	$15,154	$14,201

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	Jun 29, 2025	Jun 30, 2024	Jun 29, 2025	Jun 30, 2024
Income from operations [A]	$3,702	$4,119	$3,952	$4,237
Income from operations margin [A÷B]	3.0%	3.4%	1.7%	1.8%
Less: Franchise royalties, fees and rent income	5,313	4,161	9,992	7,737
Franchise support, rent and marketing expenses	3,375	3,001	6,473	5,538
General and administrative expenses	13,362	11,866	25,734	23,413
Depreciation expense	3,928	3,016	7,649	6,027
Pre-opening costs	152	96	264	96
Loss on Franchise Growth Acceleration Initiative activities(3)	60	28	95	161
Impairment, loss on disposal of property and equipment and shop closures(1)	480	145	507	886
Shop-level profit [C]	$19,746	$18,110	$34,682	$32,621
Total revenues [B]	$123,709	$119,697	$237,390	$230,850
Less: Franchise royalties, fees and rent income	5,313	4,161	9,992	7,737
Sandwich shop sales, net [D]	$118,396	$115,536	$227,398	$223,113
Shop-level profit margin [C÷D]	16.7%	15.7%	15.3%	14.6%

Potbelly Corporation
Selected Operating Data – Unaudited
(amounts in thousands, except shop counts)

	For the Quarter Ended		For the Year to Date Ended
	Jun 29, 2025	Jun 30, 2024	Jun 29, 2025	Jun 30, 2024
Selected Operating Data
Revenue Data:
Company-operated same store sales	3.2%	0.4%	2.1%	0.1%
System-Wide Sales:
Sales from company-operated shops, net	$118,396	$115,536	$227,398	$223,113
Sales from franchise shops, net	35,774	28,934	67,433	55,545
System-wide sales	$154,170	$144,470	$294,831	$278,658

	For the Quarter Ended		For the Year to Date Ended
	Jun 29, 2025	Jun 30, 2024	Jun 29, 2025	Jun 30, 2024
Company-operated shops:
Beginning of period	341	345	346	345
Openings	2	2	3	2
Shops sold to franchise	—	(1)	(4)	(1)
Closures	(3)	(1)	(5)	(1)
Shops at end of period	340	345	340	345
Franchised shops:
Beginning of period	103	82	96	79
Openings	6	2	9	5
Shops sold to franchise	—	1	4	1
Closures	(2)	(1)	(2)	(1)
Shops at end of period	107	84	107	84
System-wide shops:
Beginning of period	444	427	442	424
Openings	8	4	12	7
Closures	(5)	(2)	(7)	(2)
Shops at end of period	447	429	447	429

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

2)This adjustment includes costs related to the loss recognized upon the termination of the Company’s term loan for 2024.

3)This adjustment includes costs related to our plan to grow our franchise units domestically through multi-unit shop development area agreements, which may include refranchising certain company-operated shops.

4)This adjustment relates to legal fees for a loss contingency recorded in 2024 for a pay disclosure claim in the state of Washington.

5)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate.